UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
NUTRITION 21, INC.

(Name of Registrant as Specified in Its Certificate)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMENDMENT TO
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 15, 2010

This document is an amendment to our Proxy Statement dated June 14, 2010 to be  furnished in connection with a Special Meeting of Shareholders of Nutrition 21, Inc. (the “Company”), which will be held at the Company’s Offices at 4 Manhattanville Road, Purchase, New York 10577, at 10:00 A.M. on July 15, 2010.

EXPLANATORY STATEMENT

This amendment is being filed to correct the Security Ownership of Certain Beneficial Owners and Management table to include certain options granted in 2009 to two Named Executive Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 2, 2010, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director of the Company, (iii) each of the Company’s Named Executive Officers, and (iv) all Executive Officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577.

Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent of Class

P. George Benson (2)	245,000	*
Arnold Blair	3,940,250	4.09
Gerard Butler (3)	270,000	*
Dean DiMaria (4)	33,333	*
Warren D. Cooper (5)	215,000	*
Michael A. Fink (3)	260,000	*
John H. Gutfreund (6)	877,183	*
Paul Intlekofer (7)	—	—
Alan Kirschbaum (8)	433,334	*
Peter C. Mann (9)	295,000	*
Mark Stenberg (10)	2,531,250	2.6
Michael A. Zeher (11)	1,343,344	1.38
All Executive Officers and Directors as a Group ( six persons) (12)	3,408,861	3.46

*	Less than 1%

(1)
Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 96,225,520 shares outstanding.

(2)	Includes 230,000 shares issuable upon exercise of currently exercisable options underthe Company's Stock Option Plans.

(3)	Includes 250,000 shares issuable upon exercise of currently exercisable options underthe Company's Stock Option Plans.

(4)	Resigned September 11, 2009. All options under the Company's Stock Option Plans expired December 9, 2009.

(5)	Includes 180,000 shares issuable upon exercise of currently exercisable options underthe Company's Stock Option Plans.

(6)	Includes 210,000 shares issuable upon exercise of currently exercisable options underthe Company's Stock Option Plans.

(7)	Resigned March 20, 2008. All options under the Company's Stock Option Plans expired December 31, 2008.

(8)	Includes 353,334 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.

(9)	Includes 95,000 shares issuable upon exercise of currently exercisable options and stock grants under the Company's Stock Option and Stock Plans.

(10)
On September 19, 2008 Mr. Stenberg resigned as a director, officer and employee.Mr. Stenberg entered into a Consulting Agreement dated September 19, 2008 for the period from September 19, 2008 through December 31, 2008.

(11)	Includes 1,343,334 shares issuable upon exercise of currently exercisable options underthe Company's Stock Option Plans.

(12)	Includes 2,411,668 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.